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                                                            Exhibit 23 (h)(3)(b)


                                  AMENDMENT TO
                            TRANSFER AGENCY AGREEMENT


     This Amendment is made as of January 1, 2005, between HIRTLE CALLAGHAN TRUST (the "Trust") and BISYS FUND SERVICES, OHIO, INC. ("BISYS"). The parties hereby amend the Transfer Agency Agreement between the Trust and BISYS dated as of January 1, 2003 (the "Agreement") as set forth below.

     WHEREAS, the parties hereto wish to extend the term of the Agreement.

     NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants herein set forth, the parties agree as follows:

     1. Capitalized terms not otherwise defined herein shall have the same meaning as in the Agreement.

     2. Section 5 to the Agreement entitled "Term", shall be amended by replacing the first paragraph of the Section with the following:

               This Agreement shall continue in effect until December 31, 2005 (the "Initial Term"). In addition, this Agreement may be terminated prior to the end of the Initial Term by mutual agreement of the parties or immediately for "cause", as defined below.

     3. The remaining provisions of Section 5 shall be construed as if set forth at length in this Amendment as applicable to the "Initial Term" as defined in this Amendment.

     4. Each reference to the Omnibus Fee Agreement (in Section 2 or otherwise) in the Agreement shall be construed as referencing the new Omnibus Fee Agreement, dated January 1, 2005.

     5. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

     6. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.



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                                    * * * * *

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                           THE HIRTLE CALLAGHAN TRUST


                           By: ________________________


                           Title:______________________




                           BISYS FUND SERVICES OHIO, INC.


                           By: ________________________


                           Title:______________________



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